EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITOR

 We consent to the inclusion in this Annual Report on Form 10-K of Frontier Financial Corporation for the year ended December 31, 2003 and to the incorporation by reference in Registration Statement Numbers 333-48805, 333-73217, 333-54362, 333-37242 and 333-50882 on
 Forms S-8 of our report dated January 16, 2004.


 /s/ Moss Adams LLP

 Everett, Washington
 March 11, 2004